Form 4 Joint Filer Information

Name:	VIEX Opportunities Fund, LP – Series One
Address:	745 Boylston Street 3rd Floor Boston, Massachusetts 02116
Date of Event Requiring Statement:	11/01/19

Name:	VIEX GP, LLC
Address:	745 Boylston Street 3rd Floor Boston, Massachusetts 02116
Date of Event Requiring Statement:	11/01/19

Name:	VIEX Special Opportunities Fund II, LP
Address:	745 Boylston Street 3rd Floor Boston, Massachusetts 02116
Date of Event Requiring Statement:	11/01/19

Name:	VIEX Special Opportunities GP II, LLC
Address:	745 Boylston Street 3rd Floor Boston, Massachusetts 02116
Date of Event Requiring Statement:	11/01/19

Name:	VIEX Capital Advisors, LLC
Address:	745 Boylston Street 3rd Floor Boston, Massachusetts 02116
Date of Event Requiring Statement:	11/01/19